Securities and Exchange Commission (the "Commission")
                              Washington, DC 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or 12(g) of
            the Securities Exchange Act of 1934 (the "Exchange Act")

                    Lehman Brothers Holdings Capital Trust I
                (with respect to the Trust Preferred Securities)
                          Lehman Brothers Holdings Inc.
                   (with respect to the related guarantee and
                       back-up obligations) (together, the
                    "Registrants") (Exact name of Registrants
                         as specified in their charters)

                                    Delaware
       (State or other jurisdiction of incorporation for both Registrants)

              Lehman Brothers Holdings Capital Trust I--13-7179272
                    Lehman Brothers Holdings Inc.--13-3216325
                       (IRS employer identification nos.)

                        c/o Lehman Brothers Holdings Inc.
                            3 World Financial Center
                            New York, New York 10285
          (Address of principal executive offices, including zip code, for both Registrants)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securites Act of 1933 registration statement file number to which this form relates: N/A

Securities to be Registered Pursuant to Section 12(b) of the Exchange Act:

                                            Name of Each Exchange
Title of Each Class                         on Which Each Class is
to be so Registered                         to be Registered
------------------------------              ------------------------------
8.00% Trust Preferred Securities            New York Stock Exchange, Inc.
(and the related guarantee and
back-up obligations)


Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None

Item 1.  Description of Registrants' Securities to be Registered.

The Registrants hereby incorporate by reference the descriptions set forth under the captions "Certain Terms of the Preferred Securities," "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee," "Description of Preferred Securities" and "Description of Guarantees" on pages S-9 to S-14, S-17 to S-18 and 19 to 24 of the Prospectus Supplement dated January 21, 1999 to Prospectus dated July 21, 1998, filed with the Commission on January 22, 1999 pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of Registrant Lehman Brothers Holdings Inc. are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Certificate of Trust of Lehman Brothers Holdings Capital Trust I (incorporated by reference to Exhibit 4(u) of the Registrants' Registration Statement on Form S-3, filed with the Commission on April 15, 1998).

1.2 Amended and Restated Declaration of Trust (the "Declaration") for Lehman Brothers Holdings Capital Trust I (incorporated by reference to Exhibit 4.3 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on January 27, 1999).

1.3 Certificates evidencing Preferred Securities issued under the Declaration (incorporated by reference to Exhibit 4.4 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on January 27, 1999).

1.4 Guarantee of Lehman Brothers Holdings Inc. with respect to the Trust Preferred Securities (incorporated by reference to
                  Exhibit 4.5 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on January 27, 1999).

1.5 Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly Chemical
                  Bank), as Trustee, relating to a Junior Subordinated Debenture purchased by Lehman Brothers Holdings Capital Trust I
                  (incorporated by reference to Exhibit 2 of Lehman Brothers Holdings Inc.'s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).

1.6 Supplemental Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (incorporated by reference to Exhibit 3 of Lehman Brothers Holdings Inc.'s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).

1.7 Second Supplemental Indenture dated as of January 26, 1999 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.1 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on January 27, 1999).

1.8 Junior Subordinated Debenture purchased by Lehman Brothers Holdings Capital Trust I (incorporated by reference to Exhibit
                  4.2 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on January 27, 1999).

                                    Signature

Pursuant to the requirements of the Exchange Act, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Lehman Brothers Holdings Inc.

/s/      Jennifer Marre
         Vice President


Lehman Brothers Holdings Capital Trust I

/s/      Jennifer Marre
         Regular Trustee

/s/      Oliver Budde
         Regular Trustee


February 3, 1999